Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 26, 2007 (April 30, 2007 as to Note 17), relating to the consolidated financial statements of Solera Holdings, LLC, appearing in Amendment No. 5 to Registration Statement No. 333-140626 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

May 8, 2007